UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2003

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500
Registrant’s telephone number, including area code

Item 5.  Other Events.

On December 9, 2003, Edwards Lifesciences Corporation (“Edwards”) announced that it intends to explore strategic alternatives for its Lifepath AAA Endovascular Graft System for treating abdominal aortic aneurysms.  On December 9, 2003, Edwards’ also announced its outlook for financial performance in 2004, which includes projected sales of $915 to $940 million and net income growth of 13 to 15 percent.

In addition, Edwards announced on December 15, 2003, that it has entered into a definitive agreement to acquire Percutaneous Valve Technologies, Inc. (“PVT”), a privately held medical technology company based in Fort Lee, NJ with a subsidiary in Caesarea, Israel.  PVT is a leader in the development of an innovative, catheter-based (percutaneous) approach for replacing aortic heart valves. Under terms of the agreement, Edwards would pay $125 million in cash upon completion of the transaction, plus up to an additional $30 million in payments upon the achievement of key milestones. The transaction is expected to close in the first quarter of 2004, subject to customary closing conditions. Edwards has the right to terminate the agreement for a payment of up to $15 million.

This transaction is expected to impact the previously announced net income growth for 2004.  Edwards expects to take an initial in-process research and development (“IPR&D”) charge related to this transaction in the first quarter of 2004, estimated between $60 million and $90 million ($1.00 to $1.50 per share).  Edwards estimates that the range of dilution in estimated 2004 earnings per share due to costs related to the acquisition (other than any charges for IPR&D) will be between $0.10 to $0.15 per share on the current 2004 First Call mean earnings per share estimate of $1.77.  However, these estimates are subject to a number of uncertainties and assumptions, and actual results may be different.

PVT’s technology is a proprietary combination of balloon-expandable stent technology integrated with a percutaneously delivered tissue heart valve. Unlike conventional open-heart valve replacement surgery, this less-invasive procedure is designed to be performed in a cardiac catheterization laboratory under local anesthesia.  However, the safety and efficacy of percutaneous heart valve technology is not yet established.

This report includes forward-looking statements that involve risks and uncertainties, including those related to the estimated amount of Edwards’s IPR&D charge related to the transaction and the range of estimated dilution in 2004 earnings per share due to additional costs related to the transaction, the impact of foreign exchange, plans to explore strategic alternatives for its Lifepath AAA Endovascular Graft System, projected sales, net income growth and free cash flow estimates for 2004, and other risks detailed in Edwards’ filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of Edwards and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements.  Moreover, this transaction is subject to conditions and there can be no assurances that this transaction will be consummated or if consummated that the terms will not be different from those described in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2003

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Bruce P. Garren
Bruce P. Garren
Corporate Vice President,
General Counsel and Secretary